UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ELECTRO SCIENTIFIC INDUSTRIES, INC.

FORM 8-K

INDEX

Item	Description	Page
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	2

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year	2

Item 9.01	Financial Statement and Exhibits	2

Signatures		3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 15, 2008, among Electro Scientific Industries, Inc. (“ESI”), Zirkon Merger Sub, LLC and Zygo Corporation (“Zygo”), contemplates that two ESI directors will resign at the closing of the merger, with the ESI Board of Directors at closing to consist of eleven members, three of whom would be new directors designated by Zygo. Accordingly, on December 2, 2008, Gerald Taylor and Keith Thompson resigned as directors of ESI effective immediately prior to and contingent upon the closing of the merger and the board of directors of ESI appointed each of Eugene G. Banucci, Youssef A. El-Mansy and Bruce W. Worster directors of ESI, effective and contingent upon the closing of the merger. The three appointees were designated by Zygo in accordance with the terms of the Merger Agreement.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 2, 2008, the board of directors of ESI amended Section 2.1 of the Company’s 2004 Restated Bylaws, effective immediately prior to the merger, to increase the maximum size of the board of directors from ten to eleven. Section 2.1 of the 2004 Bylaws, as amended, is filed as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit Number	Exhibit Title

3.1	Section 2.1 of the Company’s 2004 Bylaws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2008.

Electro Scientific Industries, Inc.
(Registrant)

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary

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